Exhibit 99.1

Sutro Biopharma Reports Third Quarter 2018 Financial Results

- STRO-001 Received Orphan Drug Designation for Treatment of Multiple Myeloma

- STRO-002 to Begin Phase 1 Trial for Patients with Ovarian and Endometrial Cancers in Early 2019

SOUTH SAN FRANCISCO, Calif., Nov. 14, 2018 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation oncology therapeutics, today reported its financial results for the third quarter ended September 30, 2018.

“This has been an outstanding third quarter for Sutro. We have completed our initial public offering and achieved multiple milestones in the development of our own clinical programs for treatment of multiple myeloma and ovarian cancer,” said Bill Newell, Sutro’s Chief Executive Officer. “We look forward to working with our newest partners and collaborators as the Sutro team continues to execute at a high level to advance our vision of transforming the lives of patients.”

Business Highlights and Recent Developments

STRO-001 Clinical Program

•	STRO-001 granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) for the treatment of multiple myeloma.

•

The Leukemia & Lymphoma Society® (LLS) agreed to contribute clinical development funding for STRO-001 through its Therapy Acceleration Program, which forges collaborations with biotechnology companies to help bring innovative therapies to patients faster.

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Potential first-in-class antibody-drug conjugate (ADC) directed against CD74 is currently being studied in a Phase 1 clinical trial enrolling separate dose escalation cohorts for myeloma and B-cell lymphoma.

STRO-002 Clinical Program

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The FDA has concluded their 30-day review of Sutro’s Investigational New Drug (IND) application for STRO-002, a targeted antibody-drug conjugate directed against folate receptor-alpha. Sutro expects to commence a Phase 1 clinical trial focused on ovarian and endometrial cancers in early 2019.

Corporate Highlights

•	Collaboration and licensing agreement signed with Merck to discover and develop novel immune-modulating therapies for cancer and autoimmune disorders.

•	Sutro is primarily responsible for preclinical research and Merck will obtain exclusive worldwide rights to therapeutic candidates derived from the collaboration.

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Sutro received from Merck an upfront payment of $60 million, a $20 million investment in its Series E preferred stock, and $10 million investment in a private placement of common stock concurrent with the IPO.

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Sutro is eligible for milestone payments totaling up to $1.6 billion, assuming the development and sale of all therapeutic candidates and all possible indications identified under the collaboration, as well as tiered royalties ranging from mid-single digit to low teen percentages on worldwide sales of commercial products that may result from the collaboration.

•

The initial public offering (IPO) that closed on October 1, 2018, provided Sutro with gross proceeds of $85.0 million, before deducting underwriting discounts and commissions and offering expenses. Additionally, Sutro received proceeds of $10.0 million from Merck in a private placement of common stock concurrent with the IPO.

•	Appointment of Stephen Worsley as Chief Business Officer and Linda Fitzpatrick as Chief People and Communications Officer.

Third Quarter 2018 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2018, Sutro had cash, cash equivalents and marketable securities of $123.0 million.

In October 2018, Sutro announced the closing of its IPO of 5,667,000 shares of its common stock at a price of $15.00 per share. The gross proceeds to Sutro from the IPO, before deducting underwriting discounts and commissions and offering expenses, were $85.0 million. In addition to the IPO, Sutro concurrently sold in a private placement to Merck Sharp & Dohme Corp. (Merck) additional shares of common stock at the IPO offering price for gross proceeds of $10.0 million. Proceeds from the IPO and the concurrent private placement are not reflected in Sutro’s September 30, 2018 balance sheet.

Revenue

Revenue was $7.8 million for the third quarter of 2018, which included collaboration revenue of $6.9 million recognized primarily from Merck, Celgene and EMD Serono, in addition to other revenue of $0.9 million. During the third quarter of 2018, Sutro began recording revenue from Merck primarily from the $60.0 million upfront payment received by Sutro under the July 2018 collaboration and licensing agreement, for which revenue is being recognized ratably over an approximate four-year period. Future collaboration revenue from Merck, Celgene and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the timing and amount of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the third quarter of 2018 were $18.0 million, comprised of research and development expenses of $12.6 million and general and administrative expenses of $5.4 million. Total operating expenses for the quarter included non-cash stock-based compensation expense of $0.3 million and depreciation and amortization expense of $1.1 million. In future quarters, Sutro expects to incur additional general and administrative expenses as it operates as a public company following its IPO that closed on October 1, 2018.

Net Loss Per Share Calculation

The financial statements as of September 30, 2018, including share and per share amounts, do not give effect to the IPO, or the conversion of the redeemable convertible preferred stock, as the IPO and such conversions were completed on October 1, 2018. Relatedly, the weighted-average shares used in calculating net loss per share for the third quarter of 2018 include only common stock outstanding prior to the IPO.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis and site-specific conjugation platform, XpressCF+™, led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed antibody-drug conjugates, or ADCs. STRO-001 is a potentially first-in-class ADC targeting CD74, a protein highly expressed in multiple myeloma and non-Hodgkin’s lymphoma, and is currently in a Phase I study. STRO-002 is a potentially best-in-class ADC targeting folate receptor alpha, a cell-surface protein highly expressed in gynecological cancers.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need.

To date, Sutro’s drug discovery efforts have focused on antibody-drug conjugates, cytokine-based immuno-oncology therapies, and bispecific antibodies primarily directed at clinically-validated targets for which the current standard of care is suboptimal.

Sutro’s platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential benefits of the company’s product candidates and platform and anticipated financial trends. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contacts

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Media Contacts

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Sutro Biopharma, Inc.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Collaboration revenue	$6,924	$17,499	$13,955	$47,701
Other revenue—related parties	912	—	5,378	—

Total revenue	7,836	17,499	19,333	47,701

Operating expenses
Research and development	12,642	13,669	39,475	39,499
General and administrative	5,351	4,895	13,806	12,306

Total operating expenses	17,993	18,564	53,281	51,805

Loss from operations	(10,157)	(1,065)	(33,948)	(4,104)
Interest income	403	62	483	192
Interest expense	(415)	(235)	(1,199)	(235)
Other income (expense), net	(68)	(180)	840	(197)

Net loss	$(10,237)	$(1,418)	$(33,824)	$(4,344)

Net loss per share, basic and diluted	$(21.26)	$(3.14)	$(71.06)	$(9.77)

Weighted-average shares used in computing net loss per share	481,613	451,550	476,023	444,594

Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	(27)	5	(27)	16

Comprehensive loss	$(10,264)	$(1,413)	$(33,851)	$(4,328)

Sutro Biopharma, Inc.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$41,353	$22,020
Marketable securities	81,597	—
Accounts receivable, net	2,443	1,624
Prepaid expenses and other current assets	1,979	1,985

Total current assets	127,372	25,629
Property and equipment, net	11,673	13,997
Other long-term assets	5,966	1,128
Restricted cash	15	15

Total assets	$145,026	$40,769

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,594	$2,902
Accrued compensation	4,085	3,639
Deferred revenue—current	24,229	10,709
Debt—current	3,182	14,634
Other current liabilities	815	72

Total current liabilities	36,905	31,956
Deferred revenue, non-current	48,805	13,159
Deferred rent	473	428
Redeemable convertible preferred stock warrant liability	867	1,708
Debt—non-current	11,500	—
Other noncurrent liabilities	664	14

Total liabilities	99,214	47,265
Commitments and Contingencies
Redeemable convertible preferred stock	187,246	102,505
Stockholders’ deficit:
Common stock	—	—
Note receivable from stockholder	—	(208)
Additional paid-in-capital	7,428	6,218
Accumulated other comprehensive loss	(27)	—
Accumulated deficit	(148,835)	(115,011)

Total stockholders’ deficit	(141,434)	(109,001)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$145,026	$40,769

(1)

The condensed balance sheet as of December 31, 2017 was derived from the audited financial statements included in the Company’s registration statements on Form S-1 filed with the Securities and Exchange Commission on September 26, 2018.